Exhibit 10.1

REDEMPTION AGREEMENT

This Redemption Agreement (“Agreement”) is made effective as of February 27, 2026, by and between Presurance Holdings, Inc., a corporation organized under the laws of the state of Michigan (the “Company”), and Clarkston Companies, Inc, a corporation organized under the laws of the state of Michigan (“Clarkston”).

WHEREAS, Clarkston owns 1,500 Series B Preferred shares of the Company, no par value per share; and

WHEREAS, the Company desires to purchase all of the Series B preferred shares held by Clarkston (the “Purchased Shares”), and Clarkston is willing to sell the Purchased Shares to the Company, on the terms and conditions of this Agreement.

Therefore, the Company and Clarkston agree as follows:

Section 1. Purchase and Sale of Purchased Shares; Closing.

(a) Purchase and Sale. Clarkston hereby agrees to sell, assign, transfer and deliver to the Company, and the Company hereby agrees to purchase from Clarkston, the Purchased Shares for a purchase price per Purchased Share equal to (i) the Series B Issue Price (as defined in the Certificate of Designation of Series B Preferred Stock) of $5,000 per Purchased Share plus (ii) unpaid dividends through the date hereof equal to $151,952.05 per Purchased Share. The Company and Clarkston agree that a portion of the purchase price equal to the Series B Issue Price shall be offset against an amount due to the Company from Clarkston under that certain Rights Offering Backstop Agreement between the Company and Clarkston dated as of February 3, 2026 and the portion of the purchase price equal to the unpaid dividends shall be paid by the Company in cash by wire transfer of immediately available funds to an account designated by Clarkston.

(b) Closing. The transactions contemplated by this Agreement are being consummated (the “Closing”) concurrently with the execution of this Agreement by the delivery by Clarkston of an irrevocable stock power with respect to the Purchased Shares duly executed by Clarkston in substantially the form attached as Exhibit A, and the offset and cash payment by the Company to Clarkston required by Section 1(a).

Section 2. Representations and Warranties.

(a) By Clarkston. Clarkston represents and warrants to the Company as follows, which representations and warranties will survive the Closing of the transactions contemplated in Section 1 above:

(i)
Clarkston has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement is binding upon and is enforceable against Clarkston in accordance with its terms;

(ii)
Clarkston owns and has good, valid and marketable title to the Purchased Shares, free and clear of any and all transfer restrictions, claims, liens, encumbrances, rights of third parties or other restrictions (other than restrictions set forth in the Company’s Articles of Incorporation or its Amended and Restated Shareholders Agreement, in each case as in effect as of the date hereof, as the same may be amended from time to time, which restrictions have been waived in connection with the sale of the Purchased Shares hereunder), and pursuant to Section 1 above will transfer title to the Purchased Shares to the Company at the Closing;
(iii)
The execution and delivery of this Agreement by Clarkston and the consummation by Clarkston of the transactions contemplated hereby will not result in the breach of, or constitute a default under, any contract, agreement, commitment, pledge or other instrument or obligation to which Clarkston is now a party or by which Clarkston or any Purchased Shares may be bound or affected; and
(iv)
Clarkston is knowledgeable in financial and business matters and is capable of evaluating the merits and risks of entering into this Agreement. Neither the Company nor any of its officers, directors, employees, agents or representatives has made any statement, representation or warranty (except as expressly set forth herein) that in any manner influenced or was taken into account or relied upon by Clarkston in deciding whether to enter into this Agreement, including (without limitation) any statement relating to the Company, its business, prospects or the value of the Purchased Shares. Clarkston has not relied in any manner in deciding to enter into this Agreement upon the silence or failure of the Company or its officers, directors, employees, agents or representatives to state any matter with respect to the Company, its business, prospects or the value of the Purchased Shares. Clarkston has decided to enter into this Agreement based on its independent investigation and for Clarkston’s own business purposes which are entirely independent of any analysis of the short or long term value or prospects of the Company or the Purchased Shares. Clarkston recognizes that the Company and its officers, directors, employees, agents or representatives may have information regarding the Company, its business, prospects or the value of the Purchased Shares, which is, may be, or may be perceived to be material and which is not publicly available and which has not been disclosed to or is not known by Clarkston. Clarkston confirms that access to any such information would not have been important to its decision to sell the Purchased Shares on the terms set forth herein.

(b) By the Company. The Company represents and warrants to Clarkston as follows, which representations and warranties will survive the Closing of the transactions contemplated in Section 1 above:

(i)
the Company has full power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement is binding upon and is enforceable against the Company in accordance with its terms;
(ii)
the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not result in the breach of, or constitute a default under, any contract, agreement, commitment, pledge or other instrument or obligation to which the Company is now a party or by which the Company is bound; and
(iii)
in deciding to enter into this Agreement, the Company did not rely on any representation or warranty of Clarkston not expressly set forth herein.

EXCEPT AS SET FORTH IN THIS SECTION 2, NEITHER PARTY MAKES OR IS RELYING ON ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED SHARES, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND ANY PURPORTED ADDITIONAL REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.

Section 3. Expenses. Each party will be responsible for its own fees and expenses incurred in connection with this Agreement.

Section 4. Implementation of Agreement. The Company and Clarkston each agree to take or cause to be taken all such actions and execute and deliver or cause to be executed or delivered all such documents as the other may reasonably request in order to carry out and implement the terms and provisions of this Agreement.

Section 5. Severability. If any term or provision of this Agreement is held to be invalid, void or unenforceable, the remaining terms and provisions of the Agreement will remain in full force and effect.

Section 6. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Michigan, without regard to conflicts of law principles.

Section 7. Successors and Assigns; No Third Party Rights. This Agreement will be binding upon and inure to the benefit of the Company, Clarkston and their respective successors and assigns. As used herein, “successors and assigns” of a corporation include, but are not limited to, affiliates and any corporation or other business entity into or with which such corporation will be merged, consolidated, liquidated or reorganized. This Agreement will not confer upon any person or entity other than the parties hereto and their respective successors and assigns any rights or remedies.

Section 8. Waiver. A waiver by either party of a breach of any term or provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such term or provision of this Agreement. The failure of a party to insist upon strict adherence to any term or provision of this Agreement in one or more instances will not deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

Section 9. Counterparts; Headings. This Agreement may be executed in counterparts, each of which, when executed, will be deemed to be an original and when taken together will constitute one and the same agreement. The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties with respect to its subject matter. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by the Company and Clarkston. The terms of this Agreement are contractual, not merely recital. The principle of contract construction against the drafter will not apply to the interpretation, construction or enforcement of this Agreement.

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed and delivered this Redemption Agreement effective as of the date first above written.

PRESURANCE HOLDINGS, INC. By: /s/ Brian J. Roney Brian J. Roney Its: Chief Executive Officer the “Company”
CLARKSTON COMPANIES, INC. By: /s/ Jeffrey Hakala Jeffrey Hakala Its: Chief Executive Officer “Clarkston”

[Signature Page to Redemption Agreement]

Exhibit A

FORM OF irrevocable stock power

FOR VALUE RECEIVED, Clarkston Companies, Inc. (“Transferor”) hereby irrevocably sells, assigns and transfers unto Presurance Holdings, Inc., a corporation organized under the laws of the state of Michigan (the “Company”) a total of 1,500 Series B Preferred shares of the Company, no par value per share, standing in its name on the books of the Company and represented by Certificate Nos. BP-1 and BP-2, and does hereby irrevocably constitute and appoint the Secretary of the Company as its attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

TRANSFEROR:

Date: February 27, 2026 CLARKSTON COMPANIES, INC.

By: /s/ Jeffrey Hakala

Jeffrey Hakala

Its: Chief Executive Officer

A-1